Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Atmos Energy Corporation 1998 Long-Term Incentive Plan, as amended, for the registration of 2,500,000 shares of common stock, no par value, of our report dated November 2, 2001, with respect to the consolidated financial statements and schedule of Atmos Energy Corporation included in the Annual Report (Form 10-K) for the year ended September 30, 2001.

/s/ ERNST & YOUNG LLP

Dallas, Texas
May 20, 2002